                                                                    EXHIBIT 21.1

                                                                       ORGANIZED UNDER LAWS
DOMESTIC SUBSIDIARIES                                                           OF
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
Collabra Software, Inc...............................................  Delaware
InSoft, Inc..........................................................  Delaware
Netcode Corporation..................................................  California
Paper Software, Inc..................................................  New York

FOREIGN SUBSIDIARIES
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Netscape Communications (Japan), Ltd.................................  Japan
Netscape Communications S.A..........................................  France
Netscape Communications Ireland Limited..............................  Ireland
Netscape Communications Limited......................................  United Kingdom
Netscape Communications Gmbh.........................................  Germany
Netscape Communications Canada Inc...................................  Canada